Exhibit 5.1

March 31, 2025

ProKidney Corp.
2000 Frontis Plaza Blvd., Suite 250
Winston-Salem, NC

Re:	ProKidney Corp.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to ProKidney Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance of up to 292,707,888 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and  Class B common stock, par value $0.0001 per share (the “Class B common stock” and together with the Class A common stock, the “Common Stock”), of ProKidney Delaware (as defined below). The Registration Statement relates to, among other things, a proposal that would result in the conversion of the Company into a corporation incorporated under the laws of the State of Delaware (the “Domestication Transaction”). In this opinion, we refer to the Company following effectiveness of the Domestication Transaction as “ProKidney Delaware.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Domestication Transaction, the Company will change its jurisdiction of incorporation in accordance with Article 206 of the Companies Act (as amended) of the Cayman Islands and the domestication procedures of Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by (i) obtaining approval from the shareholders of the Company at an annual general meeting of shareholders to adopt the Domestication Transaction (the “Shareholder Approval”), (ii) filing a certificate of incorporation (the “Certificate of Incorporation”) and certificate of corporate domestication (the “Certificate of Domestication” and, together with the Certificate of Incorporation, the “Delaware Filings”), in each case, in respect of the Company, with the Secretary of State of the State of Delaware (the “Delaware SoS”), and, upon acceptance of such filings (or such later time as may be specified in such filings), ProKidney Delaware will exist as a Delaware corporation. The Domestication Transaction is subject to the Shareholder Approval.

On the effective date of the Domestication Transaction, the Company’s currently issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Existing Ordinary Shares”), will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock of ProKidney Delaware and Class B common stock of ProKidney Delaware, respectively, in accordance with the terms of ProKidney Delaware’s Certificate of Incorporation.

ProKidney Corp.
March 31, 2025

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, (i) the specimen of certificate to represent shares of Class A Common Stock, and the specimen of certificate to represent shares of Class B Common Stock, each filed as an exhibit to the Registration Statement and the issuance of shares of Common Stock in uncertificated form on request upon original issuance or transfer shall have been duly approved by the Board of Directors of the Company (the “Board”) and (ii) the certificates for the shares of Class A Common Stock and the certificates for the shares of Class B Common Stock will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the delivery of the shares of Common Stock in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that upon the making and effectiveness of the Delaware Filings and the effectiveness of the Domestication Transactions, when the issued and outstanding Existing Ordinary Shares are converted by operation of law on a one-for-one basis into shares of Common Stock in the manner and on the terms described in the Registration Statement and the Prospectus against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, the shares of Common Stock will have been duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the DGCL.

B. We have assumed that prior to effecting the Domestication Transaction, (i) the shareholders of the Company will have provided the Shareholder Approval, and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication Transaction, and any and all consents, approvals, authorizations, and actions from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication Transaction will have been obtained or performed.

C. We have assumed that (i) the form of Certificate of Incorporation included as an exhibit to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware SoS in accordance with Section 103 of the DGCL, (ii) no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been or, prior to the filing of the Certificate of Incorporation, will be filed by or in respect of ProKidney Delaware with the Delaware SoS, and (iii) ProKidney Delaware will pay all fees and other charges required to be paid in connection with the filing of the Delaware Filings.

D. We have assumed that the Existing Ordinary Shares were duly authorized for issuance, validly issued, fully paid and non-assessable.

E. We have assumed that prior to the issuance of the Common Stock, the Domestication Transaction will have been consummated in accordance with the DGCL.

ProKidney Corp.
March 31, 2025

F. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP